As filed with the Securities and Exchange Commission on March 18, 2016

Registration No. 333-171725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0849123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

PO Box 50700

Irvine, CA 92619-0700

(949) 784-0800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth Cragun

Local Corporation

PO Box 50700

Irvine, CA 92619-0700

(949) 784-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continued basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On June 23, 2015, Local Corporation (the “Registrant”) filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”). The Chapter 11 case is being administered by the Bankruptcy Court as Case No. 8:15-bk-13153 (SC) (the “Bankruptcy Case”). On December 1, 2015, the Registrant sold substantially all of its assets and is in the process of winding up. Accordingly, the Registrant is terminating all offerings of securities pursuant to registration statements, including the offering of its securities pursuant to the registration statement on Form S-3 (Registration No. 333-171725), originally filed by the Registrant on January 14, 2011 (the “Registration Statement”), registering 4,600,000 shares of the Registrant’s common stock for resale, from time to time, by the selling shareholders named in such Registration Statement and their permitted transferees, if any. The Registration Statement was declared effective by the Securities and Exchange Commission on April 12, 2011. The Registrant is hereby filing this Post-Effective Amendment No. 2 to the Registration Statement to terminate the effectiveness of the Registration Statement, and in accordance with the undertakings of the Registration Statement, to remove from registration all securities registered which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 18, 2016. Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement.

LOCAL CORPORATION

/s/ Kenneth Cragun
Kenneth Cragun
Chief Financial Officer and Secretary